                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 19, 1997

                          IKON OFFICE SOLUTIONS, INC.
         -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      OHIO                     File No. 1-5964            23-0334400
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(State or other                (Commission File           (IRS Employer
 jurisdiction of               Number)                    Identification
 incorporation)                                           Number)


                P.O. Box 834, Valley Forge, Pennsylvania  19482
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      Registrant's telephone number, including area code:  (610) 296-8000
                                                           --------------


                                Not Applicable
                 -----------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
         -------------

  On June 19, 1997, the Registrant issued a press release announcing that earnings for the third quarter ending June 30, 1997 would be lower than expected, due to short-term issues related to the acceleration of its business transformation process. Excluding $18 million to $22 million in transformation costs, the Registrant expects to earn approximately $0.30 to $0.32 per share compared with a consensus market expectation of $0.40 per share. For the fourth quarter, the Registrant now expects earnings per share in the range of $0.33 to $0.36 before transformation costs of about $20 million to $25 million. The Registrant stated that, despite the reduced expectations, its business remains strong, with continuing healthy revenue growth and solid gross margins in all aspects of the Registrant's operations. The shortfall does not reflect any fundamental operating problems.

  Of the operating income shortfall anticipated in the third quarter, approximately half is due to lower sales productivity in certain markets, which is expected to result in a lower internal revenue growth rate of approximately 11% to 12% in North America. The remaining half of the shortfall is due to SG&A (sales, general and administrative) expenses that were expected to be eliminated in the third quarter through the transformation process.

  The Registrant's report further indicated that the transformation, which has been underway for eighteen months, has achieved substantial progress and is on target to be substantially completed by the end of 1998. In fiscal 1998, the Registrant expects to achieve 20% earnings growth, excluding transformation costs of $50 million to $75 million.

  This report includes information which may constitute forward-looking statements made pursuant to the safe harbor provisions of the federal securities laws. Although the Registrant believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information is subject to risks and uncertainties such as those relating to managing an aggressive program to acquire and integrate new companies; conducting activities in a competitive environment; delays, difficulties, management transitions and employment issues associated with the Registrant's transformation project; and general economic conditions. Therefore, actual results may differ materially from the forward-looking statements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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              (c)   Exhibits.
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              (99)  Press Release dated June 19, 1997
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                                   SIGNATURE



  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       IKON OFFICE SOLUTIONS, INC.



                                       By: /s/ Michael J. Dillon
                                          --------------------------------
                                               Michael J. Dillon
                                               Vice President and Controller



Dated: June 19, 1997
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                                Index to Exhibit
                                ----------------



 (99) Press Release dated June 19, 1997